Exhibit 10.2

Forced Sale Agreement

This Forced Sale Agreement (the “Agreement”) is made and entered into on this 11th day of February 2025, (the “Effective Date”) by and between Jacoby Development Inc, a Georgia Corporation (“JDI”), and Safe and Green Development Corporation, a Delaware Corporation (“SG Dev”).

RECITALS

WHEREAS, JDI and SG DevCo are parties to an Operating Agreement dated June 24th, 2021 (the “Operating Agreement”) further amended on January 7th, 2025, which governs their respective rights and obligations in relation to JDI-Cumberland Inlet, LLC (the “Company”); and

WHEREAS, the Operating Agreement includes a provision in Section 8.7 titled “Forced Sale,” granting JDI the right to buyout SG DevCo’s interests in the Company; and

WHEREAS, JDI wishes to exercise its right under Section 8.7 of the Operating Agreement the “Forced Sale” provision.

WHEREAS, the details of the payment will be outlined in Exhibit B hereto, which is a Promissory Note between JDI Cumberland Inlet, LLC and SG Dev, guaranteed by Jacoby Development Inc. and secured by a pledge of 10% of JDI’s shares in JDI Cumberland Inlet, LLC as collateral for the repayment of the loan; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLES

1.	Consideration: This buyout includes the repurchase of SGD’s 10% non-dilutable ownership interest in JDI Cumberland Inlet, LLC for Four Million Five Hundred Thousand Dollars and no Cents ($4,500,000) pursuant to the terms of the Operating Agreement.

2.	Payment Terms: The payment terms and conditions shall be as set forth in Exhibit B hereto, which is incorporated by reference into this Agreement.

3.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

4.	Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the state of Georgia, without regard to its conflict of laws principles.

5.	Entire Agreement: This Agreement, together with the Operating Agreement and any exhibits or attachments hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior discussions, negotiations, and agreements, whether oral or written.

IN WITNESS WHEREOF, the parties hereto have executed this Forced Sale Agreement as of the Effective Date.

SAFE AND GREEN DEVELOPMENT CORPORATION

By:	/s/ Nicolai Brune
Name:	Nicolai Brune
Title:	Chief Financial Officer

JACOBY DEVELOPMENT INC

By:	/s/ James F Jacoby
Name:	James F. Jacoby
Title:	Chairman

Exhibit B

PROMISSORY NOTE

$4,500,000	Date: February 11, 2025

For value received, the undersigned JDI Cumberland Inlet, LLC (the “Borrower”), at 8200 Roberts Drive, Suite 475, Atlanta, Georgia 30350, promises to pay to the order of Safe and Green Development Corporation (the “Lender”), at 100 Biscayne Boulevard, Suite 1201, Miami, Florida 33132 (or at such other place as the Lender may designate in writing), the sum of $4,500,000 with interest from February 11th, 2025, on the unpaid principal at the rate of 6.5% per annum.

I. TERMS OF REPAYMENT

A. Payments

This Note shall have a term of 360 days from the Effective Date (the “Term”). At the end of the Term, the Borrower shall make a balloon payment of the outstanding Principal Amount and accrued interest. The Principal Amount shall bear interest at a rate of ten percent (6.5%) per annum.

THE BORROWER UNDERSTANDS THAT THE PAYMENT OF THE ABOVE PAYMENTS MAY NOT FULLY AMORTIZE THE PRINCIPAL BALANCE OF THE NOTE, AND THEREFORE, A BALLOON PAYMENT SHALL BE DUE ON THE DUE DATE.

B. Application of Payments

All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

C. Acceleration of Debt

If any payment is not paid when due, the remaining unpaid principal balance and accrued interest shall become due immediately at the option of the Lender.

II. PREPAYMENT

The Borrower reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty.

III. COLLECTION COSTS

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

IV. DEFAULT

If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

1)	the failure of the Borrower to pay the principal and any accrued interest when due;

2)	the death of the Borrower or Lender;

3)	the filing of bankruptcy proceedings involving the Borrower as a Debtor;

4)	the application for the appointment of a receiver for the Borrower;

5)	the making of a general assignment for the benefit of the Borrower’s creditors;

6)	the insolvency of the Borrower;

7)	a misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit.

V. EXTENSION

The Borrower will have the option to extend the Term for an additional 360 days each time, up to three (3) times, at a fee of $45,000.00 per extension (the “Extension Fee”). The Borrower must exercise each option by providing written notice to the Lender at least 30 days prior to the end of the Initial Term.

VI. SECURITY INTEREST

In consideration for the loan provided by the Lender, the Borrower agrees to pledge 10% of its shares in JDI Cumberland Inlet, LLC as collateral security for the full repayment of the loan, including any accrued interest and charges. This pledge shall remain in effect until the loan is fully satisfied.

Both parties acknowledge and agree that this security interest provision is a material and binding part of the loan agreement and shall be enforceable against the Borrower, its successors, assigns, and legal representatives.

VII. SEVERABILITY

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

VIII. MISCELLANEOUS

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. The Borrower waives presentment for payment, protest, and notice of protest and demand of this Note.

No delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note, or failure to accelerate the debt evidenced hereby by reason of default in the payment of a monthly installment or the acceptance of a past-due installment shall be construed as a waiver of the right of Lender to thereafter insist upon strict compliance with the terms of this Note without notice being given to Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender’s option.

IX. GOVERNING LAW

This Note shall be construed in accordance with the laws of the State of Georgia.

X. GUARANTY

Jacoby Development Inc., unconditionally guarantees all the obligations of the Borrower under this Note and agrees that any modifications of the terms of payment or extension of time of payment shall in no way impair its guarantee and expressly agrees its guarantee of any modifications or extensions of this Note.

XI. ENTIRE AGREEMENT

This payment clause constitutes the entire agreement between the Borrower and the Lender regarding the payment terms of the promissory note and supersedes any prior agreements or understandings.

IN WITNESS WHEREOF, this Agreement has been executed and delivered in the manner prescribed by law as of the date first written above.

BORROWER:
JDI Cumberland Inlet, LLC

By:	/s/ James F Jacoby	Date: February 11, 2025
James F. Jacoby
on behalf of Jacoby Development, Inc.
Member of JDI Cumberland Inlet, LLC.

LENDER:
Safe and Green Development Corporation

By:	/s/ Nicolai Brune	Date: February 11, 2025
Nicolai A. Brune

GUARANTOR:
Jacoby Development, Inc.

By:	/s/ James F Jacoby	Date: February 11, 2025
James F Jacoby